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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
Paula Oswald U.S. Bank National Association 633 W. 5TH Street, 24th Floor Los Angeles, CA 90071 (213) 615-6043 (Name, address and telephone number of agent for service)
Sanmina-SCI Corporation (Issuer with respect to the Securities)
Delaware (State or other jurisdiction of incorporation or organization)	77-0228183 (I.R.S. Employer Identification No.)
2700 North First Street, San Jose, CA (Address of Principal Executive Offices)	95134 (Zip Code)
Senior Subordinated Notes due 2016 (Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

          b) Whether it is authorized to exercise corporate trust powers.

      Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None

    In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7.

*
Incorporated by reference to Registration Number 333-67188.
 A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Act"), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 23rd day of January, 2006.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ PAULA OSWALD Paula Oswald Vice President

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Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 23, 2006

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ PAULA OSWALD Paula Oswald Vice President

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Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 09/30/2005

($000's)

09/30/2005
Assets
Cash and Due From Depository Institutions	$6,913,461
Federal Reserve Stock	0
Securities	41,305,628
Federal Funds	3,300,808
Loans & Lease Financing Receivables	132,797,940
Fixed Assets	1,833,060
Intangible Assets	10,366,321
Other Assets	10,150,104

Total Assets	$206,667,322
Liabilities
Deposits	$130,337,423
Fed Funds	3,146,570
Treasury Demand Notes	14,111,392
Trading Liabilities	176,079
Other Borrowed Money	25,506,397
Acceptances	85,177
Subordinated Notes and Debentures	6,661,982
Other Liabilities	5,968,944

Total Liabilities	$185,993,964
Equity
Minority Interest in Subsidiaries	$1,029,440
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,821,678
Total Equity Capital	$20,673,358

Total Liabilities and Equity Capital	$206,667,322

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  Exhibit 25.1
FORM T-1
NOTE
SIGNATURE
Exhibit 6
Exhibit 7